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                                                                    Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in these registration statements of DM Management Company and subsidiary on Form S-8 (File Nos. 33-71266, 33-71776, 33-72166, 33-86982 and 333-03845) of our reports dated
February 4, 1997, on our audits of the consolidated financial statements and financial statement schedule of DM Management Company and subsidiary as of December 28, 1996, June 29, 1996, and June 24, 1995, and for the six months ended December 28, 1996 and each of the three fiscal years in the period ended June 29, 1996, which reports are included in this Annual Report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 26, 1997